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EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITOR



                            Lazar Levine & Felix, LLP.
                               New York, New York



We consent to the incorporation by reference in the registration statement of Pick-Ups Plus, Inc. (the "Company") on Form S-8 for the registering of 4,000,000 shares of common stock, of our report dated April 3, 2002, on our audits of the financial statements of the Company as of December 31, 2001 and 2000, and for each of the years in the two year period ended December 31, 2001, which report is included in the Company's Annual Report on Form 10-KSB.



/s/  Lazar  Levine  &  Felix,  LLP,
New  York,  New  York
April  7,  2003